EXHIBIT 10.45

AMENDMENT NO. 1

to the July 17, 2002

RESEARCH AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the July 17, 2002 RESEARCH AGREEMENT (the “Agreement”) is entered into as of April 17, 2003 (the “Amendment Effective Date”) by and between GENENTECH and ACLARA. Unless otherwise noted, all defined terms set forth in this Amendment shall have the same meaning as set forth in the Agreement.

RECITALS

1.    ACLARA and GENENTECH entered into the Agreement on July 17, 2002, under which the Parties conducted Stage I of the Study.

2.    The Parties, having completed the research described in Stage I of the Study, desire to conduct additional research as set forth in Exhibit A1, attached hereto and incorporated herein.

NOW, THEREFORE, ACLARA and GENENTECH hereby agree to amend the Agreement as follows:

A.	The term “Study” shall include both the research originally set forth in Exhibit A attached to the Agreement (referred to herein as “Stage I”) and the additional research set forth in Exhibit A1 attached to this Amendment [ * ].

B.	Section 1(e) of the Agreement shall be deleted and replaced with the following: “Term of Study” means a period commencing on the Effective Date and ending upon the delivery of the Aclara Results, as set forth in section 9 herein, [ * ].

C.	Section 1(f) of the Agreement shall be deleted and replaced with the following: [ * ] developed under the Study incorporating Aclara Technology that is directed to [ * ] including [ * ].

D.	Section 4 of the Agreement shall be deleted in its entirety and replaced with the following:

4.    Payments and [ * ].

(a) In consideration of ACLARA’s [ * ] performing the Study, GENENTECH shall, subject to the conditions noted below, make the following non-refundable payments to ACLARA by wire transfer:

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1. Within 30 days of execution of the original Agreement	$[ * ] (already paid as of the Amendment Effective Date)

2. Within 30 days of delivery of [ * ] to GENENTECH	$[ * ] (already paid as of the Amendment Effective Date)

3. Within 30 days of execution of this Amendment	$[ * ]

4. Within 30 days of delivery of [ * ] to GENENTECH	$[ * ]

5. Within 30 days of GENENTECH’s written notice to ACLARA [ * ]	$[ * ]

6. Within 30 days of delivery of [ * ] to GENENTECH	$[ * ]

It is understood that, following delivery of [ * ] to GENENTECH, GENENTECH shall determine whether or not it wishes to [ * ] by written notice to ACLARA within thirty (30) days [ * ].

(b) GENENTECH shall [ * ].

Such [ * ] following delivery of Aclara Results regarding the Stage II research to GENENTECH and, upon GENENTECH [ * ] by written notice to ACLARA and election to proceed with Stage III research, GENENTECH shall pay to ACLARA a [ * ] fee of [ * ] ($[ * ]) within 30 days of such notice, and the parties shall diligently negotiate in good faith the terms of the License and Co-Development Agreement until [ * ]. In the event the parties are not able to reach mutually agreeable terms within such [ * ] period, after such exclusivity period ACLARA shall be free to supply ACLARA Materials and/or license ACLARA Technology to any Third Party. The terms of such agreement shall be negotiated in good faith between the parties, shall take into account the relative contributions of each party and shall include terms that are normal and customary in the industry.

E.	The first half of the first sentence of Section 9 shall be amended as follows (additions in italics): Upon completion of the [ * ] Study, ACLARA shall provide a written report of the results of the Study [ * ], and upon completion [ * ], ACLARA shall provide a written report (either in Word or Power Point format) of the results of the additional research, each of which [ * ];

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, the following language shall be added between the first and second sentence in Section 9: Aclara Results regarding [ * ] were presented to Genentech [ * ]. It is anticipated that Aclara Results [ * ] will be provided to Genentech [ * ] of this Amendment and that Aclara Results [ * ].

F.	The second sentence of Section 18 shall be amended as follows (additions in italics): Sections 4(b) and 7 through 16 shall survive expiration or termination of this Agreement for any reason.

IN WITNESS WHEREOF, the undersigned represent that they are duly authorized to execute this Amendment.

ACLARA Biosciences, Inc.		Genentech, Inc.

By:	/s/ Dennis W. Harris	By:	/s/ Joseph S. McCracken

Name:	Dennis W. Harris	Name:	Joseph S. McCracken

Title:	Sr. VP Business Development	Title:	VP Business & Commercial Dev.

Date:	April 17, 2003	Date:	April 17, 2003

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1A

[ * ] Research Plans

Technology Development Goals:

[ * ]

Materials provided by Genentech:

[ * ]

Experimental Goals:

[ * ]

(subject to modification [ * ])

Materials provided by Genentech:

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.